Exhibit 4.3(a)

[This Note is a Global Security within the meaning of the Indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”) to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

[This Note is a Global Security within the meaning of the Indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of [Elavon Financial Services DAC (“Elavon”)] to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of [USB Nominees (UK) Limited] or in such other name as is requested by an authorized representative of [Elavon] (and any payment is made to [USB Nominees (UK) Limited] or to such other entity as is requested by an authorized representative of [Elavon]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, [USB Nominees (UK) Limited], has an interest herein.]

REGISTERED	U.S. Bancorp
No. CCE-	Medium-Term Note, Series CC (Senior) (Master Global Note)

U.S. Bancorp (the “Issuer”), a corporation duly organized and existing under the laws of Delaware, for value received, hereby promises to pay to [____] or its registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date, as applicable, of each obligation identified on the records of the Issuer (which records are maintained by U.S. Bank Trust National Association (the “Issuing Agent”)) as being evidenced by this Master Global Note, the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each such obligation, by the applicable Paying Agent without the necessity of presentation and surrender of this Master Global Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER GLOBAL NOTE SET FORTH ON THE REVERSE HEREOF.

This Master Global Note is a valid and binding obligation of the Issuer.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

U.S. BANCORP

Dated:
By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and issued pursuant to the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signatory

Or by

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Authenticating Agent

By:
Authorized Signatory

(Reverse Side of Note)

This Master Global Note evidences certain indebtedness (the “Debt Obligations”) of the Issuer, which shall form a part of the Issuer’s unsecured medium-term notes, Series CC due nine months or more from the date of issue (“Series CC”), all issued or to be issued under and pursuant to an Indenture dated as of October 1, 1991, as amended by a First Supplemental Indenture dated as of April 21, 2017 (as so amended, the “Indenture”), duly executed and delivered by the Issuer to Citibank, N.A., as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto (including the Issuer’s Officers’ Certificate and Company Order, dated April 21, 2023, with respect to, among other things, the establishment of Medium-Term Notes, Series CC (Senior)) reference is hereby made for a description of the rights, duties and immunities thereunder of the Issuer, the Trustee and the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. The Debt Obligations as evidenced by this Master Global Note aggregated with any other indebtedness of the Issuer issued under Series CC are unlimited.

Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Indenture.

No reference herein to the Indenture and no provision of this Master Global Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency, identified on the records of the Issuer.

At the request of the registered owner, the Issuer shall promptly issue and deliver one or more separate note certificates evidencing each Debt Obligation evidenced by this Master Global Note. As of the date any such note certificate or certificates are issued, the Debt Obligations which are evidenced thereby shall no longer be evidenced by this Master Global Note.

Beneficial interests in the Debt Obligations evidenced by this Master Global Note are exchangeable for definitive notes in registered form, of like tenor and of an equal aggregate principal amount, only if (a) (i) [The Depository Trust Company] [Elavon Financial Services DAC], as depositary (the “Depositary”), notifies the Issuer that it is unwilling or unable to continue as Depositary for this Master Global Note, or (ii) if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, if then required by applicable law or regulation, and in either case, a successor depositary is not appointed by the Issuer within 90 days after receiving notice or becoming aware the Depositary is unwilling or unable to continue as Depositary or is no longer so registered; (b) in the case of any other registered global note if (i) the clearing system(s) through which the notes are cleared and settled is closed for business for a continuous period of 14 days, other than by reason of holidays, statutory or otherwise; or (ii) the clearing system(s) through which the notes are cleared and settled announces an intention to cease business permanently or does in fact do so; (c) the Issuer in its sole discretion elects to issue definitive notes; or (d) after the occurrence of an Event of Default relating to a Debt Obligation evidenced by this Master Global Note, beneficial owners representing a majority in principal amount of such Debt Obligation advise the Depositary or other clearing system(s) through its participants to cease acting as depositary for such Debt Obligation evidenced by this Master Global Note. Any beneficial interests in such Debt Obligation that are exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive notes in registered form, of like tenor and of an equal aggregate principal amount, in minimum denominations of $1,000 or integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable Pricing Supplement. Such definitive notes shall be registered in the name or names of such person or persons as the Depositary shall instruct the registrar.

Prior to due presentment of this Master Global Note for registration of transfer, the Issuer, the Trustee or any agent of the Issuer or the Trustee may treat the holder in whose name this Master Global Note is registered as the owner hereof for all purposes, whether or not this Master Global Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary except as required by applicable law.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

(Name, Address, and Taxpayer Identification Number of Assignee)

the Master Global Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Master Global Note on the books of the Issuer with full power of substitution in the premises.

Dated:
(Signature)

Signature(s) Guaranteed:	NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Master Global Note, in every particular, without alteration or enlargement or any change whatsoever.

U.S. BANCORP

RIDER TO MASTER GLOBAL NOTE DATED [___]

Medium-Term Notes, Series CC (Senior)

This RIDER forms a part of and is incorporated into the Master Global Note dated [___], of U.S. Bancorp (the “Issuer”) registered in the name of [___], or its registered assigns, evidencing the Issuer’s Debt Obligations.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF SUCH MASTER GLOBAL NOTE (TOGETHER WITH THIS RIDER, HEREIN REFERRED TO AS THIS “MASTER GLOBAL NOTE”) SET FORTH IN THE RECORDS OF THE ISSUER MAINTAINED BY THE TRUSTEE, WHICH RECORDS CONSIST OF THE PRICING SUPPLEMENT(S) TO THE PROSPECTUS SUPPLEMENT DATED APRIL 21, 2023, AND PROSPECTUS DATED MARCH 10, 2023 (EACH, AS IT MAY BE AMENDED OR SUPPLEMENTED, A “PRICING SUPPLEMENT”) RELATING TO EACH ISSUANCE OF DEBT OBLIGATIONS, AS FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION AND NOTATED ON ANNEX A HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

Section 1. Defined Terms.

Unless otherwise defined herein, all terms used in this Master Global Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

Section 2. General.

This Master Global Note is a duly authorized issue of the series of notes of the Issuer designated herein. By the terms of the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. The Debt Obligations aggregated with any other indebtedness of the Issuer issued under this series are unlimited.

This Master Global Note may have such additional or different terms as are set forth in the applicable Pricing Supplement(s). Any terms so set forth shall be deemed to modify and/or supersede, as necessary, any other terms set forth in this Master Global Note.

Section 3. Payments of Principal and Interest.

Unless otherwise specified in the applicable Pricing Supplement, the issuer shall pay on the Maturity date of each Debt Obligation, together with any premium thereon, upon any applicable Redemption Date, and to pay interest on such principal sum from the original issue date of such Debt Obligation (the “Original Issue Date”), except as otherwise specified below, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, on each applicable Interest Payment Date, commencing with the Interest Payment Date immediately following the Original Issue Date, at the applicable rate, until the principal of Debt Obligation is paid or made available for payment; provided, however, that if the Original Issue Date is between a Regular Record Date and an Interest Payment Date, interest payments will be made on the Interest Payment Date following the next succeeding Regular Record Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Master Global Note (or one or more predecessor Master Global Notes) is registered at the close of business on the Regular Record Date related to the Interest Payment Date, which, unless otherwise specified in the applicable Pricing Supplement, shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding each Interest Payment Date; provided, however, that interest payable on the Maturity date of any Debt Obligation or any applicable Redemption Date or repayment date shall be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder of the this Master Global Note on such Regular Record Date and may be paid to the Person in whose name this Master Global Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of this Master Global Note not less than 10 days prior to such Special Record Date. In the event that any Maturity date or Redemption Date or repayment date is not a Business Day, the principal otherwise payable on such date will be paid on the next day that is a Business Day with the same force and effect as if made on such Maturity date or Redemption Date or repayment date, as applicable. In the event that any Interest Payment Date other than any Maturity date or Redemption Date or repayment date is not a Business Day, such Interest Payment Date shall be the next day that is a Business Day, provided that, in the case of a CORRA note, EURIBOR note, SONIA rate note or a SOFR note, if such Business Day is in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day, in each case, unless the applicable Pricing Supplement specifies otherwise. Payment of the principal of (and premium, if any) and interest on this Master Global Note will be made to the Depositary, or its nominee, as the registered owner of this Master Global Note representing the Debt Obligations. Unless the applicable pricing supplement specifies otherwise, a holder of this Master Global Note holding $10,000,000 (or the equivalent of $10,000,000 in a currency other than U.S. dollars) or more in aggregate principal amount of the Debt Obligations shall be entitled to receive payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the applicable Paying Agent not later than the Regular Record Date. Unless the applicable pricing supplement specifies otherwise, payment of the principal, premium, if any, and interest on this Master Global Note due on the Maturity date or any applicable Redemption Date will be made in immediately available funds.

The principal of and any premium and interest on the Debt Obligations under this Master Global Note are payable by the Issuer in the currency specified in the applicable Pricing Supplement. If the specified currency is other than U.S. dollars, the Issuer will (unless otherwise specified in the applicable Pricing Supplement) arrange to convert all payments in respect of the applicable Debt Obligations under this Master Global Note into U.S. dollars in the manner described in the following paragraph. If the specified currency is other than U.S. dollars, the holder may (if so indicated in the applicable Pricing Supplement) elect to receive all payments in respect of applicable Debt Obligations under this Master Global Note in the specified currency by delivery of a written notice to the Trustee or the applicable Paying Agent not later than fifteen business days prior to the applicable payment date. That election will remain in effect until revoked by written notice to the Trustee or Paying Agent received no later than fifteen calendar days prior to the applicable payment date.

In case the specified currency is other than U.S. dollars, the amount of any U.S. dollar payment will be based on the bid quoted by an exchange rate agent as of 11:00 a.m., London time, on the second Business Day preceding the applicable payment date on which banks are open for business in London and New York City, for the purchase of U.S. dollars with the specified currency for settlement on the payment date of the aggregate amount of the specified currency payable to the holder of this Master Global Note. If this bid quotation is not available, such exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London or New York City selected by such exchange rate agent. If the bids are not available, payment of the aggregate amount due to the holder on the payment date will be in the specified currency, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer’s control. If payment on this Note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer’s control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on this Note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. All currency exchange costs will be borne by the holder of this Master Global Note by deductions from such payments due such holder.

Section 4. Redemption.

If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (expressed as percentages of the principal amount of the applicable Debt Obligations) are set forth in the applicable Pricing Supplement, such Debt Obligations are subject to redemption prior to the Maturity date upon not less than 10 nor more than 60 days’ notice mailed to the Person in whose name this Master Global Note is registered at such address as shall appear in the Security Register of the Issuer, on any Redemption Date so specified or occurring within any period so specified, as a whole or in part, at the election of the Issuer, at the applicable Redemption Price so specified, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to such Redemption Date will be payable in the case of any such redemption to the holder of this Master Global Note (or one or more predecessor Notes) at the close of business on the relevant record dates referred to above, all as provided in the Indenture.

Unless the Issuer defaults in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the applicable Debt Obligations called for redemption.

Section 5. Sinking Funds.

Unless otherwise specified in the applicable Pricing Supplement, the Debt Obligations under this Master Global Note is not subject to any sinking fund.

Section 6. Principal Amount For Indenture Purposes.

For the purpose of determining whether holders of the requisite amount of the notes of Series CC, including the Debt Obligations as evidenced by this Master Global Note, outstanding under the Indenture have made a demand, given a notice or waiver or taken any other action, the outstanding principal amount of this Master Global Note shall be deemed to be the aggregate principal amount outstanding of the Debt Obligations as evidenced by this Master Global Note.

Section 7. Modification and Waivers.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the notes of each series, including the holders of the Debt Obligations, to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the notes at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the holders of any notes, including the holders of Debt Obligations, at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Debt Obligations of each series at the time Outstanding, on behalf of the holders of all Debt Obligations of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Master Global Note shall be conclusive and binding upon such holder and upon all future holders of this Master Global Note and of any Master Global Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Master Global Note.

No reference herein to the Indenture and no provision of this Master Global Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Master Global Note at the times, place and rate, and in the coin or currency, herein prescribed.

Section 8. Authorized Form and Denominations.

Unless otherwise set forth in the applicable Pricing Supplement, the Debt Obligations of this series are issuable only in fully registered form without coupons in denominations of $1,000 or any amount in excess of $1,000 which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Debt Obligations of this series are exchangeable for a like aggregate principal amount of Debt Obligations of this series and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Master Global Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Master Global Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

Section 9. Registration of Transfer.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Master Global Note is registrable in the Security Register of the Issuer, upon surrender of this Master Global Note for registration of transfer at the office or agency of the Issuer in any place where the principal of (and premium, if any) and interest on this Master Global Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Master Global Notes of this series and of like tenor of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Section 10. Events of Default.

If an Event of Default with respect to the Debt Obligations under this Master Global Note of this series shall occur and be continuing, the principal of all such Debt Obligations under this Master Global Notes may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture.

Section 11. Governing Law.

This Master Global Note shall be governed by and construed in accordance with the laws of the State of New York.